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                                                                  EXHIBIT 23.2

                        [KPMG LLP LETTERHEAD]


                  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related prospectus of ImageWare Systems, Inc. and to the inclusion therein to our report dated June 1, 2001, with respect to the consolidated balance sheets of G & A Imaging Ltd. as of September 30, 2000 and 1999, and the related consolidated statements of operations and deficit and cash flows for each of the two years ended September 30, 2000 and 1999.

KPMG LLP

/s/ KPMG LLP

Ottawa, Canada
June 29, 2001